Exhibit 99.1

MINDEN BANCORP, INC.
100 MBL BANK DRIVE * P. O. Box 797
MINDEN, LOUISIANA  71058-0797
_____________________________________
318-377-0523   TELEPHONE
3118-377-0038 FAX
www.mblminden.com

PRESS RELEASE

For Release:  Immediately

For Further Information:

A. David Evans, Chairman
318-377-0523
E-mail-david@mblminden.com

Or

Becky T. Harrell, Treasurer/CFO
318-377-0523
E-mail-becky@mblminden.com

MINDEN, LA. – January 15, 2008 - Minden Bancorp, Inc. (NASDAQ OTC BB: MDNB) announced today that its Board of Directors at their meeting on January 15, 2008, named Jack E. Byrd, Jr. President and CEO of the Company.  Chairman, President, and CEO A. David Evans will retain the position of Chairman as part of a planned succession.  The change is effective immediately.

The Company is a holding company which owns all the capital stock of MBL Bank, (formerly Minden Building and Loan Association), a Louisiana-chartered FDIC thrift, and Woodard Walker Insurance Agency, a leading property and casualty agency, both headquartered in Minden, Louisiana.  At September 30, 2007, the Company had total assets of $125.8 million, total liabilities of $105.1 million, and total stockholders’ equity of $20.7 million.